                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos.
33-99176 and 333-40967 of Finlay Enterprises, Inc. on Form S-8 and Registration
Statement No. 333-48567 of Finlay Enterprises, Inc. on Form S-3 of our report dated April 11, 2005 relating to the consolidated financial statements of Finlay
Enterprises, Inc. as of and for the year ended January 29, 2005 (which report expressed an unqualified opinion and includes an explanatory paragraph noting the Company's change in method of determining price indices used in the valuation of LIFO inventories and regarding the Company's change in method of accounting for cash consideration received from a vendor to conform to Emerging
Issues Task Force Issue No. 02-16) appearing in this Annual Report on Form 10-K of Finlay Enterprises, Inc. and our report dated April 11, 2005, relating to management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Finlay Enterprises,
Inc. for the fiscal year ended January 29, 2005.

New York, New York
April 11, 2005